UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 21, 2010

FNB UNITED CORP.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(336) 626-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 21, 2010, FNB United Corp. entered into a written agreement with the Federal Reserve Bank of Richmond (“FRBR”).  Pursuant to the agreement, FNB United’s board of directors is to take appropriate steps to utilize fully FNB United’s financial and managerial resources to serve as a source of strength to its wholly owned bank subsidiary, Community One Bank, National Association (the “Bank”), including causing the Bank to comply with the Consent Order it entered into with the Office of the Comptroller of the Currency (“OCC”) on July 22, 2010.

In the agreement, FNB United agreed that it would not declare or pay any dividends without prior written approval of the FRBR and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System (the “Director”).  It further agreed that it would not take dividends or any other form of payment representing a reduction in capital from the Bank without the FRBR’s prior written approval.  The agreement also provides that neither FNB United nor any of its nonbank subsidiaries will make any distributions of interest, principal or other amounts on subordinated debentures or trust preferred securities without the prior written approval of the FRBR and the Director.

The agreement further provides that neither FNB United nor any of its subsidiaries shall incur, increase or guarantee any debt without FRBR approval.  In addition, FNB United must obtain the prior approval of the FRBR for the repurchase or redemption of its shares of stock.

Within 60 days from the date of the agreement, FNB United is to submit to the FRBR a written plan to maintain sufficient capital at FNB United on a consolidated basis.  Within 30 days of the agreement, FNB United is required to submit to the FRBR a statement of its planned sources and uses of cash for operating expenses and other purposes for 2011.  FNB United is to submit such a cash flow projection for each subsequent calendar year by December of the preceding year.

The agreement permits the FRBR to grant written extensions of time for FNB United to comply with its provisions.

The foregoing description of the agreement is qualified in its entirety by reference to the written agreement, a copy of which is attached to this Current Report on Form 8-K as part of Exhibit 10.1, which exhibit is incorporated herein by reference.

While FNB United intends to take such actions as may be necessary to enable it to comply with the agreement, and has already taken steps to address a number of the requirements of the agreement, including in connection with the Bank’s compliance with the Consent Order with the OCC, there can be no assurance that FNB United will be able to comply fully with the provisions of the agreement, or that its efforts to comply with the agreement will not have adverse effects on the operations and financial condition of FNB United and the Bank.  Compliance with the agreement is of highest priority to FNB United’s board of directors and management and FNB United will report to the FRBR monthly regarding its progress in complying with the agreement.  The provisions of the agreement will remain effective and enforceable until they are stayed, modified, terminated, or suspended in writing by the FRBR.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

10.1	Written agreement, effective October 21, 2010, between FNB United Corp. and the Federal Reserve Bank of Richmond

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB UNITED CORP.

Date: October 26, 2010	By /s/ Mark A. Severson
Mark A. Severson Executive Vice President